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                                 EXHIBIT 23.1



                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this registration statement on Form S-8 of our report dated January 23, 1996, except for Note 2 as to which the date is February 1, 1996, on our audits of the consolidated financial statements of Susquehanna Bancshares, Inc.



                              Coopers & Lybrand L.L.P.


Harrisburg, Pennsylvania
December 20, 1996